UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 19, 2013 (Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2013, Daniel J. Kunz, the Chief Executive Officer of U.S. Geothermal Inc. (the “Company”), retired as Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”), effective immediately. Following the retirement of Mr. Kunz, the Board appointed Dennis J. Gilles to serve as the Company’s Chief Executive Officer, effective immediately.

Mr. Gilles, age 54, has been a member of the Board since September 2011 and is currently serving as a Director and Executive Board Officer of the Geothermal Resource Council. Mr. Gilles is a senior executive with 30 years of experience in the management, operations, maintenance, engineering, construction and administration of power and petrochemical plants and their related facilities. Mr. Gilles’ primary activities have included the identification, evaluation and acquisition of existing renewable projects or portfolios, as well as heading development of new green-field opportunities. Mr. Gilles worked for Calpine Corporation (“Calpine”) for 23 years, and retired as its Senior Vice President of Calpine in 2011. Mr. Gilles was part of the expansion and growth of Calpine from its very first megawatt to what is now the largest independent power producer in the United States. During his time with Calpine, Mr. Gilles was instrumental in overseeing the growth of Calpine’s geothermal business from 1 megawatt (“MW”) to over 750 MWs. Mr. Gilles was also responsible for leading Calpine’s Western Region Operations, with a generation capacity of over 7000 MWs. Mr. Gilles holds a Masters of Business Administration and a Bachelor of Science in Mechanical Engineering. Mr. Gilles will continue to serve as a member of the Board.

Gilles Employment Agreement

The Company has entered into an employment agreement (the “Employment Agreement”) with Mr. Gilles as the Company’s Chief Executive Officer. The initial term of employment will be from April 19, 2013 until the earlier of April 18, 2015 or termination of employment in accordance with the terms of the Employment Agreement. The Employment Agreement will automatically renew at the end of the initial term, and at the end of each subsequent term, for an additional one year term unless either the Company or Mr. Gilles gives written notice of non-renewal to the other party at least 90 days prior to expiration of the then-current term.

In consideration for the performance by Mr. Gilles of his responsibilities and duties as Chief Executive Officer of the Company, the Company has agreed to pay to Mr. Gilles an annual base salary of $375,000, which will increase to $410,000 on April 19, 2014 and remain in place as a minimum annual base salary during all successive periods under the Employment Agreement. In addition, Mr. Gilles will receive a signing bonus of $100,000 payable in cash or in a combination of the Company’s common stock (provided the value of any common stock received is net of taxes due on the same) and cash within two weeks following completion of a probationary period ending June 18, 2013 (the “Probationary Period”). On April 19, 2013, Mr. Gilles was also granted (i) 300,000 restricted shares of the Company’s common stock, all of which will vest on April 18, 2014, and (ii) a non-qualified stock option to acquire a total of 1,250,000 shares of the Company’s common stock at a price of $0.35 per share, 25% of which vested immediately upon the date of grant and an additional 25% vesting every six months following the date of grant, with a term of 10 years. Both the restricted shares and the stock option were granted under the Company’s 2009 Stock Incentive Plan (the “2009 Plan”) and remain subject to its terms.

Mr. Gilles will be eligible to earn an annual bonus on the annual anniversary of the Employment Agreement. The target bonus amount will be 100% of Mr. Gilles’ annual base salary payable in a combination of cash and restricted shares of the Company’s common stock, provided that no more than one-half of the annual bonus will be paid in the form of restricted shares. Such restricted shares will be granted under and remain subject to an approved equity plan, and will fully vest one year following the date of grant. The actual bonus amount will be subject to the discretion of the Board and its Compensation and Benefits Committee. On April 18, 2014, Mr. Gilles will be granted stock options to acquire shares of the Company’s common stock with a target value equal to 35% of Mr. Gilles then-current annual salary, and an exercise price equal to the close of the market applicable for the date they are granted. On subsequent annual anniversaries, Mr. Gilles will be eligible to receive stock option awards at a similar level with the actual amount determined at the discretion of the Board. All stock options will be granted under the 2009 Plan, or another plan adopted and approved by the Board; 25% of the stock options will vest immediately upon the date of grant; an additional 25% of the stock options will vest every six months following the date of grant; and the stock options will have a term of five years.

Mr. Gilles and his immediate family will be eligible to participate in the Company's employee health insurance, dental insurance, retirement and any other employee benefit plans in accordance with the terms and conditions of such plans. Mr. Gilles will be entitled to five weeks of vacation within each 12-month period under the Employment Agreement. Subject to certain limitations and conditions, the Company will also reimburse Mr. Gilles for all reasonable expenses incurred in connection with his employment and the cost of travel between the Company's office in Boise, Idaho and his home. Until the earlier of expiration or termination of the Employment Agreement, the Company has agreed (i) to provide Mr. Gilles, at the Company's expense, a $1,000,000 life insurance policy that names the Gilles Family Trust as the beneficiary in the event of the death of Mr. Gilles, (ii) to pay all reasonable costs associated with professional membership dues incurred by Mr. Gilles related to his employment, and (iii) to provide office space for use by Mr. Gilles in the Company's offices in Boise, Idaho. Mr. Gilles will receive a relocation cost reimbursement up to a maximum amount of $35,000 for all costs incurred by Mr. Gilles or his family related to establishing and maintaining housing and transportation in Boise, Idaho prior to and through the term of the Employment Agreement. In addition, Mr. Gilles will be reimbursed for any costs incurred in connection with the review, preparation and negotiation of the Employment Agreement by his legal counsel and/or tax advisors.

The Company may terminate Mr. Gilles' employment without "cause" during the Probationary Period upon two weeks' notice. In such event, Mr. Gilles will be paid his salary and reimbursed for expenses incurred through the date of termination. The Company would not be obligated to pay Mr. Gilles any unpaid portion of the $100,000 signing bonus described above, and unvested portions of the 300,000 restricted shares of the Company's common stock and stock option to acquire 1,250,000 shares of the Company's common stock described above will be cancelled. The Company may terminate Mr. Gilles' employment at any time for "cause" upon at least 15 days' notice. In such event, Mr. Gilles will only be entitled to compensation through the date of termination.

Termination for "cause" has the meaning commonly ascribed to it at common law and includes termination for (i) willful misconduct in the performance of duties which are materially injurious to the Company, (ii) refusal without proper reason to perform duties after being provided notice within 60 days of any alleged refusal and an opportunity to cure the same, (iii) committing an act of fraud, embezzlement, or willful breach of a fiduciary duty to the Company, or a material breach of the Employment Agreement, or (iv) being convicted of, or pleading no contest to, a crime involving fraud, dishonesty or moral turpitude, any felony, or any violation of U.S. or foreign securities laws or entering into a cease and desist order with the Securities and Exchange Commission (the "SEC") alleging violation of the same.

Mr. Gilles may terminate his employment at any time without "good reason" upon 60 days' notice. In such event, Mr. Gilles will be paid his salary through the date designated in the notice, plus payment for unused vacation days granted or accrued and reimbursement for expenses incurred through the date of termination.

Following the Probationary Period, in the event Mr. Gilles' employment is terminated by the Company without "cause" or by Mr. Gilles for "good reason", Mr. Gilles will be entitled to receive a lump sum payment equal to one and one-half (1.5) times the sum of his second year base salary ($410,000) plus annual target bonus. In addition, any unvested stock options to acquire shares of the Company's common stock and any unvested restricted shares of the Company's common stock held by Mr. Gilles as of the termination date that would have vested within 18 months following such termination date had Mr. Gilles' employment continued will become fully vested. Mr. Gilles also will receive a lump sum cash payment equal to 24 times the Company's contribution to the monthly cost of the medical and dental benefits provided to Mr. Gilles under the Employment Agreement.

Termination for "good reason" means Mr. Gilles' employment is terminated within two years after the initial existence of any of the following conditions, provided Mr. Gilles has given 60 days' notice of the existence of such condition and the Company has failed to remedy such condition within 30 days after receiving such notice: (i) material diminution of his base compensation or authority, duties or responsibilities; (ii) material diminution in the authority, duties or responsibilities of the non-Board supervisor to whom he reports; (iii) material diminution in the budget over which he retains authority; (iv) material change in the geographic location at which he must perform services; or (v) any other action that constitutes a material breach by the Company of the Employment Agreement.

In the event Mr. Gilles' employment is terminated by the Company without "cause" or by Mr. Gilles for "good reason" within 12 months following a "change of control" or a "change of control" occurs within 12 months following such termination, Mr. Gilles will receive total severance payments equal to three (3) times the sum of his second year base salary ($410,000) plus annual target bonus. In addition, any unvested stock options to acquire shares of the Company's common stock and any unvested restricted shares of the Company's common stock held by Mr. Gilles as of the termination date that would have vested within 18 months following such termination date had Mr. Gilles' employment continued will become fully vested. Any vested stock option held by Mr. Gilles will remain exercisable until the expiration of the original term of such option. If such termination occurs within 12 months following a "change of control", Mr. Gilles will receive a lump sum cash payment equal to 36 times the Company's contribution to the monthly cost of the medical and dental benefits provided to Mr. Gilles under the Employment Agreement.

A "change of control" includes (i) a merger, amalgamation, arrangement, consolidation, reorganization or transfer where more than 40% of the voting securities of the Company are acquired by one or more other persons, and more than 50% of the Board membership changes, (ii) any person or persons acting together by agreement or understanding acquire(s), directly or indirectly, 30% or more of the voting securities of the Company (except in the case of public and private placement share offerings), (iii) any person or persons acting together by agreement or understanding acquire(s), directly or indirectly, the right to appoint the majority of members of the Board, (iv) the Company disposes of all or substantially all of its assets, other than to its subsidiaries, or (v) individuals who either constitute the Board as of the date of execution of the Employment Agreement or were elected, or nominated for election by the Company's stockholders, by at least a majority of the Board members then in office cease to constitute at least a majority of the Board.

The Company has agreed to defend and indemnify Mr. Gilles in connection with legal claims, lawsuits, causes of action or liabilities asserted against him arising out of or related to his employment with the Company and to provide Mr. Gilles with an advance for any expenses in connection with such defense and/or indemnification. The Employment Agreement also includes covenants by Mr. Gilles with respect to the treatment of confidential information, non-competition and non-solicitation, and provides for equitable relief in the event of breach.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Kunz Engagement Agreement

In order to assist Mr. Gilles in his new role as the Company's Chief Executive Officer, the Company has entered into an engagement agreement for executive management advisory services (the "Engagement Agreement") with Daniel Kunz & Associates LLC ("Kunz & Associates"), a company wholly owned and managed by Mr. Kunz. The Engagement Agreement is effective April 19, 2013, and will remain in effect until April 18, 2014 unless earlier terminated in accordance with its terms or renewed by agreement of both parties.

Under the terms of the Engagement Agreement, Kunz & Associates has agreed to devote exclusively for the benefit of the Company 60 hours per month of Mr. Kunz's services. In consideration for the performance by Kunz & Associates of its responsibilities and duties under the Engagement Agreement, the Company has agreed to pay to Kunz & Associates a retainer of $12,400 per month. In addition, Kunz & Associates was paid a bonus of $125,000 upon execution of the Engagement Agreement. In the event that Mr. Kunz elects on a timely basis to continue his participation in the Company's health and dental benefit plans in accordance with the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), the Company has agreed to reimburse 50% of Mr. Kunz's actual cost of the COBRA premium. In addition, Mr. Kunz will be eligible to receive stock option awards under the 2009 Plan at the discretion of the Board. The Company will also reimburse Kunz & Associates for reasonable incidental, or Chief Executive Officer pre-approved, expenses incurred in connection with its engagement.

The Company has agreed to pay Kunz & Associates a performance bonus of $275,000 if it satisfactorily provides consulting services at the direction of Company's Chief Executive Officer relating to the financing and development of the Company's El Ceibillo project in Guatemala ("El Ceibillo") upon the commencement of project production well drilling at El Ceibillo, provided such drilling occurs during the term of the Engagement Agreement, or within 12 months after the termination of the Engagement Agreement other than for "cause". The Company has also agreed to pay Kunz & Associates a performance bonus of $275,000 if it satisfactorily provides consulting services at the direction of Company’s Chief Executive Officer relating to the financing and development of the Company’s San Emidio Unit 2 project in Nevada (“San Emidio Unit 2”) upon the execution of an engineering, procurement and construction agreement for the completion of San Emidio Unit 2, provided such execution occurs during the term of the Engagement Agreement, or within 12 months after the termination of the Engagement Agreement other than for “cause”.

The Engagement Agreement may be terminated by the Company without notice, payment in lieu of notice, severance payments, benefits, damages or other sums for “cause”. In such event, Kunz & Associates will only be entitled to compensation through the date of termination.

The Engagement Agreement may be terminated by the Company without “cause” upon one month’s written notice. In such event, Kunz & Associates will be entitled to receive a lump sum payment equal to the balance of payments due under the term of the contract of Kunz & Associates’ base annual retainer as described above.

Termination for “cause” has the meaning commonly ascribed to it at common law and includes termination for (i) gross default or misconduct during the engagement in connection with or effecting the business of the Company, (ii) continued refusal or willful misconduct to carry out the duties of the engagement after receiving written notice from the Company of the failure to do so and having had an opportunity to correct the same within a reasonable time period, (iii) theft, fraud, dishonesty or misconduct involving property, business or affairs of the Company or in carrying out the duties of the engagement, (iv) any material breach of the Engagement Agreement, (v) failure to carry out duties in a competent and professional manner, (vi) appropriation of corporate opportunities for its or his direct or indirect benefit or failure to disclose any material conflict of interest, (vii) plea of guilty, or conviction of, an indictable offence once all appeals, if any, have been completed without such conviction having been reversed, (viii) existence of cause for termination at common law, including fraud, dishonesty, illegality, breach of statute or regulation, or gross incompetence, (ix) failure to disclose material adverse facts concerning its or his business interests or engagement outside of the engagement by the Company, provided such facts relate to the duties under the Engagement Agreement, (x) failure to follow the reasonable and lawful direction of the Company, (xi) breach of fiduciary duty to the Company, (xii) material breach of the Agreement or gross negligence in carrying out the duties under the Engagement Agreement, or (xiii) failure to provide the hours of support described above.

The Engagement Agreement also includes covenants by Kunz & Associates and Mr. Kunz with respect to the treatment of confidential information, non-competition, non-solicitation and non-change of control activities, and provides for equitable relief in the event of breach.

The foregoing description of the Engagement Agreement is not complete and is qualified in its entirety by reference to the full text of the Engagement Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement dated April 19, 2013 between U.S. Geothermal Inc. and Dennis Gilles

10.2	Engagement Agreement for Executive Management Advisory Services dated April 19, 2013 between U.S. Geothermal Inc. and Daniel Kunz & Associates LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2013	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated April 19, 2013 between U.S. Geothermal Inc. and Dennis Gilles

10.2	Engagement Agreement for Executive Management Advisory Services dated April 19, 2013 between U.S. Geothermal Inc. and Daniel Kunz & Associates LLC